As filed with the Securities and Exchange Commission on November 30, 2009

Registration Statement No. 333-

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LABOPHARM INC.

(Exact name of Registrant as specified in its charter)

Québec, Canada	2834	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

480 Armand-Frappier Blvd.

Laval, Québec, Canada

H7V 4B4

(450) 686-1017

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

155 Federal Street, Suite 700

Boston, MA 02110

(617) 757-6401

(Name, address (including zip code), and telephone number (including area code) of agent for service in the United States)

Copies to:

Frédéric Despars, Esq.	Louis-François Hogue Frédéric Boucher	Michael H. Bison, Esq.
Labopharm, Inc. 480 Armand-Frappier Blvd. Laval, Québec, Canada H7V 4B4 (450) 686-1017	Fasken Martineau Dumoulin LLP Stock Exchange Tower Suite 3400, P.O. Box 242 800 Place Victoria Montreal, Québec, Canada H4Z 1E9 (514) 397-7400	Goodwin Procter LLP 53 State Street Exchange Place Boston, Massachusetts 02109 (617) 570-1000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Québec, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check the appropriate box below)

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.    ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)(2)(3)	Amount of registration fee (4)
Common Shares
Preferred Shares
Warrants
Units
Total	U.S.$94,130,000		U.S.$94,130,000	U.S.$5,253

(1)	There are being registered under this registration statement such indeterminate number of common shares, preferred shares, warrants and units of the Registrant as shall have an aggregate initial offering price of U.S.$94,130,000. Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.
(2)	Includes securities that are to be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933, as amended
(3)	Determined based on the proposed maximum aggregate offering price in Canadian dollars of $100,000,000 converted into U.S. dollars based on the noon exchange rate of the Bank of Canada on November 27, 2009 of Cdn$1.00 to U.S.$0.9413.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

I-1

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in each of the provinces of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This preliminary short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in all the provinces of Canada that permit certain information about these securities to be determined after the short form prospectus has become final and that permit the omission of that information from this prospectus. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state of the United States in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state of the United States.

This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of Labopharm inc. at its head office located at 480 Armand-Frappier Blvd, Laval, Québec, H7V 4B4, telephone: (450) 686-1017, and are also available electronically at www.sedar.com. For the purpose of the Province of Québec, this simplified prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained without charge from the Secretary of Labopharm inc. at the above-mentioned address and telephone number and is also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	November 27, 2009

LABOPHARM INC.

C$100 Million

Common Shares

Preferred Shares

Warrants

Units

This prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to $100 million. The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

Our common shares are listed on the Nasdaq Global Market (the “Nasdaq”), under the symbol “DDSS” and are listed on the Toronto Stock Exchange (the “TSX”), under the symbol “DDS”. On November 26, 2009, the last trading day prior to the date of this prospectus on the TSX, the closing price per share of our common shares was C$1.64. On November 25, 2009, the last trading day prior to the date of this prospectus on the Nasdaq, the closing price per share of our common shares was US$1.64. Unless otherwise specified in an applicable prospectus supplement, our preferred shares, warrants and units will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which our securities, other than our common shares, may be sold and purchasers may not be able to resell such securities purchased under this prospectus. An investment in the securities offered hereunder involves a high degree of risk. The risk factors identified under the heading “Risk Factors” and elsewhere in this prospectus should be carefully reviewed and evaluated by prospective subscribers before purchasing the securities being offered hereunder. See “Risk Factors”.

All information permitted under securities legislation to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus, except in cases where an exemption from such delivery requirements have been obtained. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of our securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities. Our securities may be sold through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us. In connection with any underwritten offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered. Such transactions, if commenced, may discontinue at any time. See “Plan of Distribution”. A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for our securities, including the net proceeds we expect to receive from the sale of our securities, if any, the amounts and prices at which our securities are sold and the compensation of such underwriters, dealers or agents.

We are permitted under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The consolidated financial statements incorporated by reference in this prospectus have been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP and are subject to Canadian and United States auditing and auditor independence standards. As a result, our consolidated financial statements may not be comparable to financial statements of United States companies. You should refer to the notes to the consolidated financial statements incorporated by reference for a discussion of the principal differences between our financial results under Canadian GAAP and U.S. GAAP.

Owning our securities may subject you to tax consequences both in Canada and the United States. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because we are incorporated in Canada, some of our officers and directors and the experts named in this prospectus are Canadian residents, and a substantial portion of our assets and the assets of those officers, directors and experts are located outside of the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

With the exception of YA Global Master SPV Ltd., which has informed us it is an “underwriter” within the meaning of the U.S. Securities Act of 1933, as amended, for the purposes of the Standby Equity Distribution Agreement, or SEDA (see “Standby Equity Distribution Agreement”), no underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement of which this prospectus forms a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, warrants and units described in this prospectus in one or more offerings up to a total dollar amount of C$100,000,000. This prospectus provides you with a general description of the securities we may offer. We will provide updated information if required whenever we offer securities pursuant to this prospectus. This may include a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

Market data and certain industry forecasts used in this prospectus or any applicable prospectus supplement and the documents incorporated by reference in this prospectus or any applicable prospectus supplement were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified this information, and we do not make any representation as to the accuracy of this information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to “US$” are to U.S. dollars and references to “C$” or “$” are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. See “Exchange Rate Information”.

Our consolidated financial statements and certain other financial information of ours contained or incorporated by reference in this prospectus or any prospectus supplement have been prepared in accordance with Canadian GAAP, except as described in the notes to the consolidated financial statements which describe and reconcile the differences between Canadian GAAP and U.S. GAAP and include all disclosures required under U.S. GAAP as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 and as described in the notes to the unaudited interim consolidated financial statements as at September 30, 2009 and for the three and nine-month periods ended September 30, 2009 and 2008 furnished to the SEC on our Report on Form 6-K, filed with the SEC on November 27, 2009 and incorporated by reference in this prospectus.

The names Labopharm® and Contramid® appearing in this prospectus are our registered trademarks. The name Polymeric Nano-Delivery System™, PNDS™, Tradorec™, and Tridural™ are our trademarks. Other trademarks and service marks appearing in this prospectus are the property of their respective holders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus and any prospectus supplement contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our plans to develop and commercialize product candidates and the timing of these development programs;

•	whether we will receive, and the timing and costs of obtaining, regulatory approvals;

•	clinical development of our product candidates, including the results of current and future clinical trials;

•	the benefits of our drug delivery technologies and product candidates as compared to others;

•	our ability to maintain and establish intellectual property rights in our drug delivery technologies products and product candidates;

•	our need for additional financing and our estimates regarding our capital requirements and future revenues and profitability;

•	our estimates of the size of the potential markets for our products and product candidates;

•	our selection and licensing of product candidates;

•

our ability to attract marketing and distribution partners and collaborators with acceptable development, regulatory and commercialization expertise and the benefits to be derived from such collaborative efforts;

•

sources of revenues and anticipated revenues, including contributions from marketing and distribution partners, product sales, license agreements and other collaborative efforts for the development and commercialization of product candidates;

•	our ability to create an effective direct sales and marketing infrastructure for products we elect to market and sell directly;

•	the rate and degree of market acceptance of our products;

•	the timing and amount of reimbursement for our products;

•	the success and pricing of other competing therapies that may become available;

•	our ability to retain and hire qualified employees;

•	the manufacturing capacity of third-party manufacturers; and

•

other risk factors discussed herein and listed form time to time in our reports, public disclosure documents prospectus supplement and other filing with the securities commissions in Canada and the United States.

In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “project”, “predict”, “intend”, “potential”, “continue” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not transpire, and you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” as well as in the documents incorporated by reference herein and therein. Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. We undertake no obligation and do not intend to update or revise these forward-looking statements, unless required by law. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, with these cautionary statements.

LABOPHARM

We are an emerging leader in optimizing the performance of existing small molecule drugs using our proprietary controlled-release technologies. Our lead product, a unique once-daily formulation of tramadol, is now available in 17 countries around the world including the United States, Canada, major European markets and Australia. Our second product, a novel formulation of trazodone for the treatment of major depressive disorder, is under regulatory review in the United States and in Canada. We also have a pipeline of follow-on products in both pre-clinical and clinical development. Our vision is to become an integrated, international, specialty pharmaceutical company with the capability to internally develop and commercialize its own products.

We were incorporated under the Part IA of the Companies Act (Québec). Our head office, principle office and laboratory facilities are located at 480 Armand-Frappier Blvd., Laval, Québec, Canada, H7V 4B4. Our telephone number is (450) 686-1017 (or toll free at 1-888-686-1017). Our website is www.labopharm.com. The information contained on our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated and organized under the laws of the Province of Québec, Canada. Most of our directors and officers, as well as some of the experts named in this prospectus, are residents of Canada, and a substantial portion of their assets and our assets are located outside of the United States. As a result, it may be difficult for shareholders to effect service of process within the United States upon us or those directors, officers and experts who are not residents of the United States or to enforce against us or them judgments obtained in the courts of the United States based upon the civil liability provisions of the federal securities laws or other laws of the United States. There is doubt as to the enforceability in Canada, or elsewhere, against us or against any of our directors, officers or experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of United States courts, of liabilities based solely upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible for U.S. shareholders to enforce those actions against us, our directors and officers or the experts named in this prospectus.

EXCHANGE RATE INFORMATION

The following table sets forth for each period indicated: (i) the noon exchange rates in effect at the end of the period; (ii) the high and low noon exchange rates during such period; and (iii) the average noon exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada.

	12 Months Ended
	September 30, 2009		September 30, 2008
Period End	US$	0.9327	US$	0.9435
High	US$	0.9426	US$	1.0905
Low	US$	0.7692	US$	0.9263
Average	US$	0.8472	US$	0.9909

Unless otherwise indicated, all U.S. dollar amounts referred to in this prospectus which have been converted into U.S. dollars from Canadian dollars have been so converted using the noon exchange rate of US$0.9438 per one Canadian dollar, as quoted by the Bank of Canada on November 26, 2009.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for working capital and other general corporate purposes, including, but not limited to, supporting the commercialization of our existing and new product candidates, and financing our clinical development and regulatory costs of existing and new product candidates.

More detailed information regarding the use of proceeds from the sale of securities will be described in any applicable prospectus supplement. Pending the application of the net proceeds, we intend to invest the net proceeds in investment-grade, interest-bearing securities, the primary objectives of which are liquidity and capital preservation.

We will not receive any proceeds from the resale of shares that YA Global Master SPV Ltd. may purchase from us pursuant to the SEDA described below. All net proceeds from the resale of any such shares will go to YA Global.

PRICE RANGE OF COMMON SHARES

Our common shares are traded on the TSX under the symbol “DDS” and on the Nasdaq under the symbol “DDSS”. The following table sets forth the high and low sale prices and the closing sale prices for our common shares for the periods indicated, as reported on the TSX and on the Nasdaq. However, this presentation should not be viewed as an indication that the market price of our common shares will continue at such levels.

	TSX				NASDAQ
Period	High ($)	Low ($)	Close ($)	Volume (Shares)	High (US $)	Low (US $)	Close (US $)	Volume (Shares)

2008
December	2.65	0.43	2.26	7,485,300	2.19	0.32	1.82	5,849,000

2009
January	2.42	1.50	1.77	7,174,000	1.99	1.28	1.43	3,373,700
February	1.80	1.23	1.24	2,351,700	1.51	0.97	0.97	704,300
March	1.86	0.97	1.66	4,050,300	1.49	0.76	1.31	807,300
April	1.68	1.22	1.47	3,708,600	1.34	0.97	1.22	1,263,300
May	2.30	1.44	2.02	4,272,300	2.00	1.20	1.85	1,601,800
June	2.64	1.93	2.40	7,859,800	2.37	1.73	2.07	7,044,200
July	3.40	1.71	2.15	16,832,000	2.95	1.00	1.99	25,505,300
August	2.20	1.51	1.52	4,706,000	2.05	1.38	1.41	7,430,800

	TSX				NASDAQ
September	1.88	1.33	1.57	5,602,800	1.76	1.21	1.46	7,554,200
October	2.38	1.44	1.68	10,756,000	2.25	1.33	1.55	21,644,400
November 1 to 26	1.85	1.46	1.64	4,985,500	1.73	1.37	1.64	7,347,700

On November 26, 2009, the last trading day prior to the date of this prospectus on the TSX, the closing price per share of our common shares was C$1.64. On November 25, 2009, the last trading day prior to the date of this prospectus on the Nasdaq, the closing price per share of our common shares was US$1.64.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common shares and do not anticipate paying any cash dividends on our common shares in the foreseeable future. We presently intend to retain future earnings, if any, to finance the expansion and growth of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors the board of directors deems relevant. In addition, the terms of any future debt or credit facility may preclude us from paying dividends.

PRIOR SALES

Pursuant to our employee stock option plan, during the 12-month period ended September 30, 2009, we have (i) granted a total of 1,382,700 options to acquire an aggregate of 1,382,700 common shares at a weighted average price of $1.47 per share; and (ii) issued 20,600 common shares on the exercise of 20,600 options to purchase common shares at a weighted average price of $1.18 per share. In addition, in June and July 2009, we issued 565,000 common shares upon the exercise by Hercules Technology Growth Capital, Inc. of 565,000 warrants to purchase common shares at a price of $0.89 per share.

No other common shares, preferred shares or warrants, or securities exchangeable or convertible into common shares, preferred shares or warrants have been issued during the twelve month period preceding the date of this prospectus.

EARNINGS COVERAGE

If we offer our preferred shares under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

CAPITALIZATION

Since September 30, 2009, there have been no material changes in our consolidated share and loan capital.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital currently consists of an unlimited number of common shares, without par value, and an unlimited number of preferred shares, without par value and issuable in series, of which 57,429,796 common shares and no preferred shares were outstanding as of November 26, 2009. The following is a brief description of our common shares and preferred shares.

Common Shares

Our common shares rank junior to the preferred shares with respect to the payment of dividends, return of capital and distribution of assets in the event of our liquidation, dissolution or winding-up. The holders of outstanding common shares are entitled to receive dividends on a share-for-share basis out of the assets legally available for that purpose at such times and in such amounts as our board or directors may determine. The common shares carry one vote per share. There is no cumulative voting. The holders of common shares are entitled to receive notice of any of the matters to be voted on by the shareholders, except a meeting where only the holders of shares of a class or of a particular series are entitled to vote separately. The common shares are neither redeemable nor retractable. The holders of common shares have no pre-emptive rights. Upon our liquidation, dissolution or winding-up, the holders of common shares shall be entitled to participate equally, on a share-for-share basis, in the remaining property and assets available for distribution to such holders.

Preferred shares

Our preferred shares are issuable, from time to time, in one or more series, as determined by our board of directors. The preferred shares, if issued, rank prior to the common shares with respect to the payment of dividends and the distribution of assets in the event of our dissolution or liquidation or the distribution of all or part of our assets among the shareholders for an amount equal to the value of the consideration paid in respect of such outstanding shares, as credited to our issued and paid-up capital account, grossed up by the declared and unpaid dividends. Subject to the provisions of the Companies Act (Québec), the preferred shares do not carry voting rights.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any warrants for the purchase of common shares, or equity warrants. We will not offer warrants for sale unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the applicable prospectus supplement containing the specific terms of the warrants to be offered separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the jurisdictions where the warrants will be offered for sale.

Subject to the foregoing, we may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant indentures or warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by us with the securities regulatory authorities in Canada and the United States following its execution.

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of equity warrants;

•	the price at which the equity warrants will be offered;

•	the currency or currencies in which the equity warrants will be offered;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•

the number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;

•	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

•	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

•	whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	material United States and Canadian federal income tax consequences of owning the equity warrants; and

•	any other material terms or conditions of the equity warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risks and the risks under the heading “Risk Factors” in our annual information form for the year ended December 31, 2008, and the other documents we have incorporated by reference in this prospectus that summarize the risks that may materially affect our business before making an investment in our securities. Please see “Documents Incorporated by Reference”. In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in any securities offered by this prospectus. If any of the following risks occur, our business, results of operations or financial condition could be materially adversely affected. In that case, the trading price of our securities could decline, and you may lose all or part of your investment. The risks set out below are not the only risks we face. You should also refer to the other information set forth in this prospectus as well as those incorporated by reference herein and therein, including our consolidated financial statements and the related notes.

Market for our securities.

There is currently no market through which our securities, other than our common shares, may be sold and purchasers may not be able to resell such securities purchased under this prospectus and unless otherwise specified in the prospectus supplement, our preferred shares, warrants and units will not be listed on any securities or stock exchange or any automated dealer quotation systems. This may affect the pricing of our securities, other than our common shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market of our securities, other than our common shares, will develop or, if developed, that any such market will be sustained.

Future issuances of common shares by us or sales by our existing shareholders may cause our securities price to fall.

The market price of our securities, could decline as a result of issuances by us or sales by our existing shareholders of securities in the market after this offering, or the perception that these sales could occur. Sales by shareholders might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

If shares are issued under this prospectus, then the price of our securities may be negatively affected.

Subject to market conditions and our capital needs, we may again seek to use any remaining availability under this prospectus by making an offering of securities covered for sale under this prospectus. In addition, we may amend our prospectus or file a new prospectus to increase our potential access to capital. The addition of these securities into the market will be dilutive to existing shareholders and may have an adverse effect on the price of our common shares.

If we sell our common shares under our equity line of credit arrangement, then the price of our common shares may be negatively effected.

On November 24, 2009, we entered into a standby equity distribution agreement, or SEDA, with YA Global Master SPV LTD, or the Purchaser, pursuant to which the Purchaser has irrevocably committed to purchase up to C$25,000,000 of our common shares, at our sole discretion, provided that in no event may we sell more than the lower of (i) 11,426,533 of our common shares, and (ii) 19.9% of our issued and outstanding common shares at any given time, unless we obtain the approval of our shareholders pursuant to the rules of the TSX and the Nasdaq. Until November 24, 2012, we have the right, but not the obligation, to sell common shares to the Purchaser. From time to time during the term of the agreement, and at our sole discretion, we may present the Purchaser with draw down notices requiring the Purchaser to purchase our common shares. The per share purchase price for these shares will equal the daily volume weighted average price of our common shares on each date during the draw down period on which shares are purchased, less a discount ranging from 3.5% to 5%, based on the volume weighted average price of our common shares. As a result, our existing common shareholders will experience immediate dilution upon the purchase of any of our common shares by the Purchaser under this agreement. The sale of common shares under this equity line will be dilutive to existing shareholders and may have an adverse effect on the price of our common shares.

The Purchaser may resell some, if not all, of the shares we issue to them under the SEDA and such sales could cause the market price of our common shares to decline significantly with advances under the SEDA. To the extent of any such decline, any subsequent advances would require us to issue a greater number of common shares to the Purchaser in exchange of each dollar of the advance. Under these circumstances, our existing shareholders would experience greater dilution.

Our ability to access the SEDA will be subject to the satisfaction of various conditions under each requested draw down thereunder.

Although the SEDA provides that we can require the Purchaser to purchase, at our election, up to $25,000,000 of common shares in the aggregate, there can be no assurances that we will be able to satisfy the closing conditions applicable to us under the facility. In addition, each advance under the SEDA is limited in that we cannot issue more than $2,000,000 of our common shares in any one draw down and in any 12-month period, 10% of the aggregate number of common shares outstanding as at the start of such period. Moreover, in no event may we sell more than the lower of (i) 11,426,533 of our common shares, and (ii) 19.9% of our issued and outstanding common shares at any given time, unless we obtain the approval of our shareholders pursuant to the rules of the TSX and the Nasdaq. Such TSX and Nasdaq approval requirements may have the effect of reducing the capital available to us under the SEDA. While we intend to raise additional funds through public or private financing, collaborations with other pharmaceutical companies or financing from other sources, additional funding may not be available on terms which are acceptable to us. If adequate funding is not available on reasonable terms, we may need to delay, reduce or eliminate one or more of our product development programs or obtain funds on terms less favourable than we would otherwise accept. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities would result in dilution to our shareholders. Moreover, the incurrence of debt financing could result in a substantial portion of our future operating cash flow, if any, being dedicated to the payment of principal and interest on such indebtedness and could impose restrictions on our operations. This could render us more vulnerable to competitive pressures and economic downturns.

The sale of common shares under the SEDA could encourage short sales by third parties which could further depress the price of our common shares.

Any downward pressure on the price of our common shares caused by the sale of common shares issued under the SEDA could encourage short sales by third parties. In a short sale, a prospective seller borrows common shares from a shareholder or broker and sells the borrowed common shares. The prospective seller hopes that the common share price will decline, at which time the seller can purchase common shares at a lower price for delivery back to the lender. The seller profits when the common share price declines because it is purchasing common shares at a price lower than the sale price of the borrowed common shares. Such sales could place downward pressure on the price of our common shares by increasing the number of common shares being sold, which could further contribute to any decline of our common share price.

We cannot predict the actual number of common shares that we will issue in any particular draw down under the SEDA or in total under the SEDA. The number of common shares that we will issue under each draw down will depend on the market price of the common shares over the draw down period.

The actual number of common shares that we will issue in any particular draw down or in total under the SEDA is uncertain. Subject to certain limitations in the SEDA, we have the discretion to give a draw down notice at any time throughout the term of the SEDA. We have not determined the amount of proceeds we will seek to draw down under the facility. Also, the number of common shares we must issue after giving a draw down notice will fluctuate based on the market price of our common shares during the draw down pricing period as described in the facility. The Purchaser will receive more common shares if our common share price declines.

During each draw down pricing period, the Purchaser may seek to sell the common shares purchased under the draw down in order to reduce the economic risk associated with the purchase of the common shares that it has agreed to purchase under the terms of the SEDA. These sales during a draw down pricing period may cause the volume-weighted average price of our common shares on a particular trading day to decline, resulting in the sale of an increasing number of common shares for the same monetary proceeds as the draw down pricing period progresses.

Because the Purchaser is a resident of a foreign country, certain civil liabilities and judgments may be unenforceable against Yorkville by us.

YA Global Master SPV Ltd. is an Exempted Company incorporated in the Cayman Islands with Limited Liability. In addition, YA Global Master SPV Ltd. is not a registered firm in any Canadian jurisdictions for the purpose of applicable securities laws. As a result, it may be difficult for our shareholders to initiate a lawsuit against the Purchaser. It may also be difficult for shareholders to enforce foreign judgment in the Cayman Islands or elsewhere or to succeed in a lawsuit based only on violations of applicable securities laws.

We have broad discretion in the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common shares to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Because we are a Canadian company, certain civil liabilities and judgments may not be enforceable against us.

We are incorporated under the laws of Québec, Canada. Most of our directors and officers and certain of the experts named elsewhere in this prospectus are residents of Canada. All or a substantial portion of our assets and the assets of these persons are located outside of the United States. As a result, it may be difficult for a shareholder to initiate a lawsuit within the United States against these non-U.S. residents, or to enforce in the United States judgments that are obtained in a U.S. court against us or these persons. It may also be difficult for shareholders to enforce a U.S. judgment in Canada, or to succeed in a lawsuit in Canada, based solely on violations of U.S. securities laws.

Our articles and certain Canadian laws could delay or deter a change of control.

Our authorized preferred shares are available for issuance from time to time at the discretion of our board of directors, without shareholder approval. Our articles grant our board of directors the authority, subject to the corporate law of Québec, to determine or alter the special rights and restrictions granted to or imposed on any wholly unissued series of preferred shares, and such rights may be superior to those of our common shares.

The Investment Canada Act (Canada) subjects an acquisition of control of a company by a non-Canadian to government review if the value of our assets as calculated pursuant to the legislation exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to be a net benefit to Canada.

Any of the foregoing could prevent or delay a change of control and may deprive or limit strategic opportunities for our shareholders to sell their shares.

STANDBY EQUITY DISTRIBUTION AGREEMENT

On November 24, 2009, we entered into the SEDA with YA Global Master SPV LTD, or the Purchaser, pursuant to which the Purchaser has irrevocably committed to purchase up to C$25,000,000, or the commitment amount, of our common shares, at our sole discretion, provided that in no event may we sell more than the lower of (i) 11,426,533 of our common shares and (ii) 19.9% of our issued and outstanding common shares at any given time, unless we obtain the approval of our shareholders pursuant to the rules of the TSX and the Nasdaq. A copy of the SEDA is attached as Exhibit 99.1 to our Report on Form 6-K as filed with the U.S. Securities and Exchange Commission on November 25, 2009 and is incorporated herein by reference. From November 24, 2009 until November 24, 2012, or the commitment period, we have the right, but not the obligation, to sell common shares to the Purchaser and the Purchaser has the obligation to purchase such shares, as summarized below. Each right to sell common shares is called a “draw down”. In order to request a draw down, we shall submit a written notice (a “draw down notice”) to the Purchaser. The draw down notice will specify, among other things, the amount of the draw down and the minimum price per common share for such draw down. The date the draw down notice is delivered to the Purchaser is called a “draw down notice date”.

Each draw down will be in an amount determined by us, but will not exceed the lower of (a) $2,000,000; or (b) the remaining portion of the aggregate commitment amount of the Purchaser under the facility. In addition, the number of common shares distributed by us under one or more equity line of credit, including the SEDA, will not exceed in any 12-month period, 10% of the aggregate number of common shares outstanding as at the start of such period. The purchase price per common share and therefore the number of common shares to be issued to the Purchaser for each draw down is calculated based on a predetermined percentage discount from the daily volume weighted average price per common share on the TSX over a period of ten consecutive trading days following a draw down notice sent by us. Specifically, the common shares will be issued at a purchase price equal to the then prevailing market price multiplied by (i) 95% if the daily volume weighted average price is less than $3.00 for each trading day during the draw down pricing period, (ii) 96% if the daily volume weighted average price is greater than $3.00 but less than $6.00 for each trading day during the draw down pricing period, and (iii) 96.5% if the daily volume weighted average price is equal to or greater than $6.00 for each trading day during the draw down pricing period.

Each draw down will be reduced by up to 10% of the draw down amount for each trading day during the draw down pricing period for which the daily volume weighted average price is below a minimum price equal to either (i) 85% of the daily volume weighted average price of the common shares on the trading day immediately preceding the draw down notice date or (ii) a price determined by us as set forth in the draw down notice. In addition, the draw down will be reduced by such amount necessary to ensure that the draw down amount does not equal or exceed 5% or more of our market capitalization as of the settlement date. Finally, the draw down will be reduced such that in no event shall the number of shares issuable to the Purchaser pursuant to a draw down cause the Purchaser, its affiliates, associates, partners and insiders, at any time, directly or indirectly, together with any member of its group, to own in excess of 9.9% of our then issued and outstanding common shares.

We will pay to the Purchaser a commitment fee of C$100,000, which fee may be paid, at our option, in cash, freely tradable or restricted common shares. Half of the commitment fee will be paid upon Initial Closing, as defined in the SEDA, and the other half will be paid on the 180th day following the execution of the SEDA. In the event that the commitment fee is paid in common shares, the amount of shares issued will be determined by dividing such applicable portion of the commitment fee by the volume weighted average price of the common shares on the five trading days immediately preceding such payment due date. In the event that the commitment fee is paid in common shares, we may file a prospectus supplement to the registration statement of which this prospectus forms a part, with respect to such shares. We may terminate the SEDA at any time upon prior notice to the Purchaser, without the payment of any fee or penalty, except for the full payment of the commitment fee and the settlement of any outstanding draw down.

We have obtained from the appropriate Canadian security authorities exemption relief from certain securities regulatory requirements. A copy of such exemption decision may be obtained by accessing the disclosure documents available through SEDAR. The Purchaser’s obligation to accept a draw down notice and purchase such common shares specified therein shall be subject to certain customary terms and conditions, including, but not limited to, obtaining all applicable regulatory, corporate and shareholder approvals required by the TSX.

As described above, the number of shares to be issued by us in connection with any draw down pricing period, and the aggregate purchase price for these shares, will not be known until the draw down pricing period is complete. Immediately following the delivery of a draw down notice, we will issue and file a press release announcing the delivery of the draw down notice, the amount of the draw down, the maximum number of shares to be sold and the minimum price. Immediately following the closing of a draw down, we will issue and file a press release announcing the closing of the draw down, the number of shares sold, the price per share and stating where a prospectus may be obtained with respect to such draw down. Following completion of a draw down pricing period, we will file a prospectus supplement to this prospectus and to the registration statement of which this prospectus forms a part, covering the issuance to the Purchaser and the resale by the Purchaser of such shares. In connection with any resales of these shares, the Purchaser will be deemed an “underwriter” within the meaning of Section 2(a)(11) of the U.S. Securities Act.

After we have exercised a draw down, we may not deliver another draw down notice until the Purchaser has confirmed receipt of the full amount of the common shares in relation to any previous draw down. The Purchaser has agreed that from and after the date of execution of the SEDA and including the 90th day next following its termination, neither the Purchaser nor any of its trading affiliates shall engage in any short sales with respect to our common shares, provided that nothing in the SEDA shall prohibit the Purchaser from selling any common shares that it does “own”, or have the unconditional right to receive, at the time of sale.

The Purchaser has agreed with us that, during the term of the SEDA, it will not, unless specifically consented to in advance by our Board of Directors or they are required to do so in order to fulfill its obligations under the SEDA, directly or indirectly, in any manner, (i) make, or in any way participate in, directly or indirectly, alone or in concert with others, any solicitation of proxies to vote, or seek to advise or influence in any manner whatsoever any person or entity with respect to the voting of any or our equity securities, (ii) form, join or in any way intentionally participate in a group or act in concert with others with respect to any of our voting equity securities, other than a group comprised solely of the Purchaser and any of its controlling persons, (iii) acquire, offer to acquire or agree to acquire, alone or in concert with others, by purchase, exchange or otherwise, (a) any of our assets, tangible and intangible or (b) direct or indirect rights, warrants or options to acquire any of our assets, in each case except for such assets as are then being offered for sale by us or otherwise are not material to our operations, (iv) otherwise act, alone or in concert with others, to seek to propose to us, or our shareholders, any merger, business combination, restructuring, recapitalization or other transaction involving us or any of our subsidiaries or otherwise seek, alone or in concert with others, to control, change or influence the management, our Board or our policies or nominate any person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by our shareholders, (v) publicly announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under the SEDA, or (vi) purchase any of our common shares except pursuant to the SEDA.

PLAN OF DISTRIBUTION

We may sell our securities to or through underwriters, dealers, placement agents or other intermediaries and we may also sell our securities directly to purchasers or through agents in negotiated transactions, block trades, equity lines of credit or a combination of these methods, subject to obtaining any applicable exemption from registration requirements.

The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, or at prices related to such prevailing market prices to be negotiated with purchasers and as set forth in an accompanying prospectus supplement.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers, placement agents or other intermediaries that participate in the distribution of securities may be deemed to be underwriters and any discounts or commissions received by them from us and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under applicable securities legislation.

If so indicated in the applicable prospectus supplement, we may authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase the securities directly from us pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable prospectus supplement, which will also set forth the commission payable for solicitation of these contracts.

The prospectus supplement relating to any offering of our securities will also set forth the terms of the offering of the securities, including, to the extent applicable, the initial offering price, the proceeds to us, the underwriting discounts or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters with respect to any offering of securities sold to or through underwriters will be named in the prospectus supplement relating to such offering.

Holders of warrants resident in the United States who acquire common shares or other securities pursuant to the exercise of warrants in accordance with their terms and under this prospectus and any applicable prospectus supplement may have a right of action against us for any misrepresentation in this prospectus or any applicable prospectus supplement. However, the existence and enforceability of such a right of action is not without doubt. By contrast, holders of warrants resident in Canada who may acquire common shares or other securities pursuant to the exercise of warrants in accordance with their terms and who will be deemed to acquire such common shares or other securities under applicable Canadian prospectus exemptions, will not have any such right of action.

Under agreements which may be entered into by us, underwriters, dealers, placement agents and other intermediaries who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under applicable securities legislation. The underwriters, dealers, placement agents and other intermediaries with whom we enter into agreements may be customers of, engage in transaction with or perform services for us in the ordinary course of business.

Any offering of preferred shares, warrants or units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, the preferred shares, warrants or units will not be listed on any securities exchange. Unless otherwise specified in the applicable prospectus supplement, there is no market through which the preferred shares, warrants or units may be sold and purchasers may not be able to resell preferred shares, warrants or units purchased under this prospectus or any prospectus supplement. This may affect the pricing of the preferred shares, warrants or units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Certain dealers may make a market in the preferred shares, warrants or units.

Subject to applicable securities legislation, in connection with any offering of securities under this prospectus, the underwriters, if any, may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may be discontinued at any time.

Under applicable rules and regulations under the U.S. Exchange Act of 1934, as amended, or Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

Resale by Purchaser of Common Shares issued under the SEDA

On November 24, 2009, we entered into the SEDA with the Purchaser, pursuant to which the Purchaser is committed to purchase up to C$25,000,000 of our common shares. See “Standby Equity Distribution Agreement”. Following completion of a draw down pricing period, we will file a prospectus supplement with the registration statement of which this prospectus forms a part, covering the issuance to the Purchaser and the resale by the Purchaser of such shares. The Purchaser may sell any or all of these common shares on the TSX or the Nasdaq or any other stock exchange, market or trading facility on which the common shares are traded or in private transactions in accordance with applicable securities laws. These sales may be at fixed or negotiated prices.

The Purchaser has informed us that it may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the Purchaser to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Purchaser may also sell shares under Rule 144 under the U.S. Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus or any prospectus supplement.

We agreed to keep the registration statement of which this prospectus is a part effective until (a) such shares have been disposed of pursuant to the registration statement of which this prospectus is a part, (b) such shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) are met, or (c) in the opinion of our counsel such shares may permanently be sold without registration or without any time, volume or manner limitations pursuant to Rule 144.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Broker-dealers engaged by the Purchaser may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Purchaser (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) rules.

The Purchaser has agreed that from and after the date of execution of the SEDA and including the 90th day next following its termination, neither the Purchaser nor any of its trading affiliates will engage in any short sales with respect to our common shares, provided that nothing in the SEDA shall prohibit the Purchaser from selling any common shares that it does “own”, or have the unconditional right to receive, at the time of sale, subject to applicable regulatory requirements. The Purchaser has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any of our securities or any securities convertible into or exercisable or exchangeable for, or warrants to purchase, any or our securities, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of any of our securities, except for the sales permitted by the prior two sentences.

The Purchaser is, and any other selling shareholder, broker-dealer or agent that are involved in selling the common shares purchased by the Purchaser may be deemed to be, an “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Purchaser has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed any extraordinary commission or consideration in connection with such distribution.

We are required to pay certain fees and expenses incurred by us incident to the registration of the common shares. We have agreed to indemnify the Purchaser against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Purchaser is, and any other selling shareholder may be deemed to be, an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder, except in cases where an exemption from such delivery requirements has been obtained. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Purchaser.

In addition, the Purchaser and any other person engaged in the distribution of the resale of common shares will be subject to liability under the Securities Act and the Exchange Act, including Rule 10b-5 and Regulation M under the Exchange Act. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution or the resale of common shares may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Purchaser will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common shares by the Purchaser or any other person. These restrictions also may affect the marketability of the shares of common shares by the Purchaser and any other person engaged in the distribution of the resale of common shares.

We will make copies of this prospectus available to the Purchaser and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act), except in cases where an exemption from such delivery requirements has been obtained.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus is a part.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to a Purchaser who is a non-resident of Canada or to a Purchaser who is a resident of Canada of acquiring, owning and disposing of any of our securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of our securities offered thereunder by an initial Purchaser who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common shares in Canada is Computershare Trust Company of Canada, at its principal offices in Montreal and Toronto and in the United States is Computershare Trust Company, Inc. at its principal office in Golden, Colorado.

LEGAL MATTERS

Legal matters relating to this offering as to Canadian law and the validity of the common shares offered by this prospectus are being passed upon for us by Fasken Martineau DuMoulin LLP, Montreal, Québec. Legal matters relating to this offering as to United States law will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

As of November 26, 2009, the partners and associates of these firms beneficially owned, directly or indirectly, less than 1% of our issued and outstanding securities.

EXPERTS

Our consolidated financial statements as at December 31, 2008 and 2007, and each of the years in the three-year period ended December 31, 2008 incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference in this prospectus and registration statement, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada (including the permanent information record in the Province of Québec). Copies of documents incorporated by reference in this prospectus and not delivered with this prospectus may be obtained upon request without charge from our Secretary at 480 Armand-Frappier Blvd., Laval, Québec, H7V4B4, telephone (450) 686-1017 or by accessing the disclosure documents available through the Internet on the Canadian System for Electronic Document Analysis and Retrieval, or SEDAR, which can be accessed at http://www.sedar.com. For the purpose of the Province of Québec, this simplified prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained from our Secretary at the above-mentioned address and telephone number. The following documents, filed with the various securities commissions or similar authorities in each of the provinces of Canada, are specifically incorporated by reference and form an integral part of this prospectus:

•	our annual information form dated March 18, 2009 for the fiscal year ended December 31, 2008;

•	our management’s discussion and analysis contained in our annual report for the fiscal year ended December 31, 2008;

•	our management’s discussion and analysis for the three and nine month periods ended September 30, 2009;

•

our audited comparative consolidated financial statements, including the notes thereto, for the fiscal year ended December 31, 2008, together with the auditors’ report thereon as refiled on November 25, 2009, prepared in accordance with Canadian GAAP and including a reconciliation of the significant differences between Canadian GAAP and U.S. GAAP;

•	the unaudited interim consolidated financial statements as at September 30, 2009 and for the three and nine month periods ended September 30, 2009, including the notes thereto;

•	our management proxy circular dated March 18, 2009 in connection with the annual meeting of shareholders of the Company held on May 7, 2009;

•	the material change report dated January 6, 2009, announcing that the once-daily formulation of the analgesic tramadol, has been approved by the U.S. Food and Drug Administration (FDA);

•

the material change report dated April 9, 2009, announcing the results of our recently completed North American Phase III clinical trial for our twice-daily formulation of tramadol and acetaminophen (study 06CCL3-001);

•

the material change report dated July 23, 2009 announcing the receipt of a complete response letter from the FDA for the new drug application (NDA) submission of our novel formulation of antidepressant trazodone;

•

the material change report dated August 18, 2009 commenting on the outcome of the patent infringement litigation initiated by Purdue Pharma Products L.P. against Par Pharmaceutical Companies, Inc. relating to Utram® ER (tramadol hydrochloride extended-release tablets);

•

the material change report dated October 9, 2009, announcing that we have been informed by Gruppo Angelini, the manufacturer of our active pharmaceutical ingredient (API) for our novel trazodone formulation, that it has received a letter from the FDA stating that Gruppo Angelini has appropriately addressed all deficiencies cited by the FDA following its inspection of its manufacturing facility;

•	the material change report dated November 10, 2009, announcing the streamlining of our operations; and

•	the material change report dated November 25, 2009, announcing the execution of the SEDA with the Purchaser.

Any documents of the type referred to in the preceding paragraph and any material change reports (excluding confidential material change reports) we filed with a securities commission or any similar authority in Canada or the SEC after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

In addition, to the extent that any document or information incorporated by reference into this prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished to the SEC after the date of this prospectus, such document or information will be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part if and to the extent expressly provided therein.

A prospectus supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of our securities to which that prospectus supplement pertains, except in cases where an exemption from such delivery requirements has been obtained.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new annual information form and the related annual financial statements being filed by us with, and, where required, accepted by, the applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and all quarterly financial statements, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of our securities under this prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the registration statement of which this prospectus forms a part: (1) the documents listed under the heading “Documents Incorporated by Reference”; (2) powers of attorney from our directors and officers; and (3) the consent of Ernst & Young LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-10 relating to the securities described in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through SEDAR and any document we file with or furnish to the SEC at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and our SEC filings are also available at such website. This website address is included in this document as an inactive textual reference only.

PURCHASER’S STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages, if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

AUDITORS’ CONSENT

We have read the preliminary short form base shelf prospectus of Labopharm Inc. (the “Company”) dated November 27, 2009 relating to the offer for sale from time to time of common shares, preferred shares, warrants and units, in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to $100 Million (the “Prospectus”). We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the incorporation by reference in the Prospectus of our report to the Board of Directors and Shareholders of the Company on the consolidated balance sheets of the Company as at December 31, 2008 and 2007 and the related consolidated statements of operations, shareholders’ equity (deficiency) and comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2008 for which our report is dated February 24, 2009 (except for note 27 which is as at November 20, 2009) and our report on the effectiveness of internal control over financial reporting as at December 31, 2008, for which the date of our report is February 24, 2009.

(signed) Ernst & Young LLP

Chartered Accountants

Montreal, Canada

CA auditor permit no. 16652

November 27, 2009

A-1

CERTIFICATE OF THE COMPANY

Date: November 27, 2009

This short form prospectus, together with the documents incorporated in this prospectus by reference constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of all of the provinces of Canada.

(SIGNED) JAMES R. HOWARD-TRIPP	(SIGNED) MARK A. D’SOUZA
President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

On behalf of the Board of Directors

(SIGNED) JACQUES L. ROY	(SIGNED) FRÉDÉRIC PORTE
Director	Director

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

Under the Companies Act (Québec) (the “Act”), except in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, the Registrant shall assume the defense of its mandatory (which covers directors and officers) prosecuted by a third person for an act done in the exercise of his duties and shall pay damages, if any, resulting from that act, unless such mandatory has committed a grievous offence or a personal offence separable from the exercise of his duties. However, in a penal or criminal proceeding, the Registrant shall assume only the payment of the expenses of its mandatory if he had reasonable grounds to believe that his conduct was in conformity with the law, or the payment of the expenses of its mandatory if he has been freed or acquitted. The Registrant shall assume the expenses of its mandatory if, having prosecuted him for an act done in the exercise of his duties, it loses its case and the court so decides. If the Registrant wins its case only in part, the court may determine the amount of the expenses it shall assume.

In addition, the By-laws of the Registrant provide in effect for the indemnification by the Registrant of each director and officer of the Registrant to the fullest extent permitted by applicable law.

The Registrant has purchased insurance for the benefit of all directors and officers of the Registrant and its subsidiaries against liability incurred by them in such capacity.

Under agreements which may be entered into by the Registrant, underwriters, dealers, placement agents and other intermediaries who participate in the distribution of securities may be entitled to indemnification by the Registrant against certain liabilities, including liabilities under applicable securities legislation. The underwriters, dealers, placement agents and other intermediaries with whom the Registrant enters into agreements may be customers of, engage in transaction with or perform services for the Registrant in the ordinary course of business.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description

4.1	Annual information form of the Registrant for the fiscal year ended December 31, 2008, dated March 18, 2009 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2008, filed with the Commission on March 30, 2009, as amended on April 15, 2009).

4.2	Management’s discussion and analysis of the Registrant for the twelve-month period ended December 31, 2008 (incorporated by reference to the Registrant’s annual report on Form 40-F for the year ended December 31, 2008, filed with the Commission on March 30, 2009).

4.3	Audited consolidated financial statements of the Registrant as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, including reconciliation to United States generally accepted accounting principles and Reports of Independent Registered Public Accounting Firm including their report on Internal Control Over Financial Reporting (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on November 27, 2009).

4.4	Management’s discussion and analysis for the three month period ended March 31, 2009 (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on May 15, 2009).

4.5	Unaudited interim consolidated financial statements for the three month period ended March 31, 2009, including reconciliation to United States generally accepted accounting principles (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on November 27, 2009).

4.6	Management’s discussion and analysis for the three-month and six-month periods ended June 30, 2009 (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on August 12, 2009).

4.7	Unaudited interim consolidated financial statements for the three-month and six-month periods ended June 30, 2009, including reconciliation to United States generally accepted accounting principles (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on November 27, 2009).

4.8	Information circular of the Registrant dated March 18, 2009, prepared in connection with the annual meeting of shareholders of the Registrant held on May 7, 2009 (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on March 30, 2009).

4.9	Registrant’s Report on Form 6-K, furnished to the Commission on December 31, 2008 (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on December 31, 2008).

4.10	Material change report dated April 9, 2009, announcing the results of our recently completed North American Phase III clinical trial for our twice-daily formulation of tramadol and acetaminophen (study 06CCL3-001) (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on April 9, 2009).

4.11	Material change report dated July 23, 2009, announcing the receipt of a complete response letter from the FDA for the new drug application (NDA) submission of our novel formulation of antidepressant trazodone (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on July 23, 2009).

4.12	Material change report dated August 18, 2009, commenting on the outcome of patent infringement litigation initiated by Purdue Pharma Products L.P. against Par Pharmaceutical Companies, Inc. relating to Utram® ER (tramadol hydrochloride extended-release tablets) (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on August 18, 2009).

4.13	Material change report dated October 9, 2009, announcing that we have been informed by Gruppo Angelini, the manufacturer of our active pharmaceutical ingredient (API) for our novel trazodone formulation, that it has received a letter from the FDA stating that Gruppo Angelini has appropriately addressed all deficiencies cited by the FDA following its inspection of its manufacturing facility (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on October 7, 2009).

4.14	Management’s discussion and analysis for the three-month and nine-month periods ended September 30, 2009 (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on November 13, 2009).

4.15	Unaudited interim consolidated financial statements for the three-month and nine-month periods ended September 30, 2009, including reconciliation to United States generally accepted accounting principles (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on November 27, 2009).

4.16	Material change report dated November 6, 2009, announcing that we have streamlined our operations, eliminating 35 positions (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on November 10, 2009).

4.17	Material change report dated November 25, 2009, announcing the execution of the Standby Equity Distribution Agreement with YA Global Master SPV LTD. (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on November 25, 2009).

4.18	Registrant’s Report on Form 6-K, furnished to the Commission on November 25, 2009 (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on November 25, 2009).

4.19	Registrant’s Report on Form 6-K, furnished to the Commission on November 27, 2009 (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on November 27, 2009).

5.1	Consent of Ernst & Young LLP.

5.2	Consent of Fasken Martineau Dumoulin LLP.

5.3	Consent of Goodwin Procter LLP.

6.1	Power of Attorney (included on the signature pages to this Registration Statement).

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

(a) Concurrent with the filing of this Registrant Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Country of Canada, on November 30, 2009.

LABOPHARM INC.

By:	/S/ JAMES R. HOWARD-TRIPP
James R. Howard-Tripp (President and Chief Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James R. Howard-Tripp and Mark D’Souza, and each of them, either of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent, each acting alone, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title

/S/ JAMES R. HOWARD-TRIPP James R. Howard-Tripp	President and Chief Executive Officer and a Director (principal executive officer)	November 30, 2009

/S/ MARK D’SOUZA Mark D’Souza	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	November 30, 2009

/S/ SANTO J. COSTA Santo J. Costa	Director	November 30, 2009

Signature	Title

/S/ JULIA BROWN Julia Brown	Director	November 30, 2009

/S/ RICHARD J. MACKAY Richard J. MacKay	Director	November 30, 2009

/S/ JACQUES ROY Jacques Roy	Director	November 30, 2009

/S/ RACHEL R. SELISKER Rachel R. Selisker	Director	November 30, 2009

/S/ LAWRENCE E. POSNER Lawrence E. Posner	Director	November 30, 2009

/S/ FRÉDÉRIC PORTE Frédéric Porte	Director	November 30, 2009

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative certifies that it is the duly authorized United States representative of Labopharm Inc. and has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Labopharm Inc. in the United States, in the City of Boston, Commonwealth of Massachusetts, United States of America on the 30th day of November, 2009.

By:	/S/ SANTO J. COSTA
Name:	Santo J. Costa
Title:	Director, Labopharm Inc.

EXHIBITS

Exhibit Number	Description

4.1	Annual information form of the Registrant for the fiscal year ended December 31, 2008, dated March 18, 2009 (incorporated by reference to the Registrant’s Annual Report on Form 40-F for the year ended December 31, 2008, filed with the Commission on March 30, 2009, as amended on April 15, 2009).

4.2	Management’s discussion and analysis of the Registrant for the twelve-month period ended December 31, 2008 (incorporated by reference to the Registrant’s annual report on Form 40-F for the year ended December 31, 2008, filed with the Commission on March 30, 2009).

4.3	Audited consolidated financial statements of the Registrant as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, including reconciliation to United States generally accepted accounting principles and Reports of Independent Registered Public Accounting Firm including their report on Internal Control Over Financial Reporting (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on November 27, 2009).

4.4	Management’s discussion and analysis for the three month period ended March 31, 2009 (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on May 15, 2009).

4.5	Unaudited interim consolidated financial statements for the three month period ended March 31, 2009, including reconciliation to United States generally accepted accounting principles (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on November 27, 2009).

4.6	Management’s discussion and analysis for the three-month and six-month periods ended June 30, 2009 (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on August 12, 2009).

4.7	Unaudited interim consolidated financial statements for the three-month and six-month periods ended June 30, 2009, including reconciliation to United States generally accepted accounting principles (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on November 27, 2009).

4.8	Information circular of the Registrant dated March 18, 2009, prepared in connection with the annual meeting of shareholders of the Registrant held on May 7, 2009 (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on March 30, 2009).

4.9	Registrant’s Report on Form 6-K, furnished to the Commission on December 31, 2008 (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on December 31, 2008).

4.10	Material change report dated April 9, 2009, announcing the results of our recently completed North American Phase III clinical trial for our twice-daily formulation of tramadol and acetaminophen (study 06CCL3-001) (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on April 9, 2009).

4.11	Material change report dated July 23, 2009, announcing the receipt of a complete response letter from the FDA for the new drug application (NDA) submission of our novel formulation of antidepressant trazodone (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on July 23, 2009).

4.12	Material change report dated August 18, 2009, commenting on the outcome of patent infringement litigation initiated by Purdue Pharma Products L.P. against Par Pharmaceutical Companies, Inc. relating to Utram® ER (tramadol hydrochloride extended-release tablets) (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on August 18, 2009).

4.13	Material change report dated October 9, 2009, announcing that we have been informed by Gruppo Angelini, the manufacturer of our active pharmaceutical ingredient (API) for our novel trazodone formulation, that it has received a letter from the FDA stating that Gruppo Angelini has appropriately addressed all deficiencies cited by the FDA following its inspection of its manufacturing facility (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on October 7, 2009).

4.14	Management’s discussion and analysis for the three-month and nine-month periods ended September 30, 2009 (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on November 13, 2009).

4.15	Unaudited interim consolidated financial statements for the three-month and nine-month periods ended September 30, 2009, (incorporated by reference to the Registrant’s Report on Form 6-K, filed with the Commission on November 27, 2009).

4.16	Material change report dated November 6, 2009, announcing that we have streamlined our operations, eliminating 35 positions (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on November 10, 2009).

4.17	Material change report dated November 25, 2009, announcing the execution of the Standby Equity Distribution Agreement with YA Global Master SPV LTD. (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on November 25, 2009).

4.18	Registrant’s Report on Form 6-K, furnished to the Commission on November 25, 2009 (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on November 25, 2009).

4.19	Registrant’s Report on Form 6-K, furnished to the Commission on November 27, 2009 (incorporated by reference to the Registrant’s Report on Form 6-K, furnished to the Commission on November 27, 2009).

5.1	Consent of Ernst & Young LLP.

5.2	Consent of Fasken Martineau Dumoulin LLP.

5.3	Consent of Goodwin Procter LLP.

6.1	Power of Attorney (included on the signature pages to this Registration Statement).